As filed with the Securities and Exchange Commission on December 1, 1997.
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

          New York                                     13-3253392
(State or other jurisdiction of                     (I.R.S Employer
incorporation or organization)                   Identification Number)

                               5 East 80th Street
                            New York, New York 10022
                    (Address of principal executive offices)

                               -------------------

                  Chromatics Color Sciences International, Inc.
                             1992 Stock Option Plan
                            (Full title of the plan)

                               -------------------

      Darby Simpson Macfarlane                  Copy to:
      Chief Executive Officer                   Eric M. Lerner, Esq.
      5 East 80th Street                        Rosenman & Colin LLP
      New York, New York 10022                  575 Madison Avenue
      (212) 717-6544                            New York, New York 10022
      (Name, address and telephone              (212) 940-7157
      number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================
Title of                           Proposed maximum   Proposed maximum    Amount of
securities to        Amount to be  offering price     aggregate offering  registration
be registered         registered   per share*         price*              fee
======================================================================================
Common Stock,
 par value $0.001
 per share (1)       1,000,000     $14.50             $14,500,000         $4,394

================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457, upon the basis of the average closing bid and asked prices of the Common Stock as quoted on the NASDAQ Small Cap Market on November 24, 1997.

(1) All such shares are issuable pursuant to options available for grant under the Registrant's 1992 Stock Option Plan, as amended.

                               -------------------

      Chromatics Color Sciences International, Inc. (the "Company") has previously filed with the Securities and Exchange Commission (the "Commission") on March 10, 1993, a Registration Statement on Form S-8 (Registration No. 33-59382) with respect to the registration of 300,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company issued or issuable upon the exercise of 300,000 stock options granted or to be granted pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33- 59382) are incorporated herein by reference.

      The Company has previously filed with the Commission a Registration Statement on February 1, 1995 on Form S-8 (Registration No. 33-89056) with respect to the registration of 100,000 shares of the Common Stock, of the Company issued or issuable upon the exercise of 100,000 stock options granted or to be granted, pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33-89056) are incorporated herein by reference.

      The Company has previously filed with the Commission a Registration Statement on October 13, 1995, on Form S-8 (Registration No. 33-98140) with respect to the registration of 730,780 shares of the Common Stock, of the Company issued or issuable upon the exercise of 730,780 stock options granted or to be granted, pursuant to the 1992 Stock Option Plan, as amended, or otherwise. The contents of such Registration Statement (Registration No. 33-98140) are incorporated herein by reference.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (File No. 0-21168) are incorporated in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

      (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

      (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

      (e) The Company's Current Report on Form 8-K dated March 22, 1996.

      (f) The Company's Current Report on Form 8-K dated May 8, 1996.

      (g) The Company's Current Report on Form 8-K dated January 7, 1997.

      (h) The Company's Current Report on Form 8-K dated April 30, 1997.

      (i) The Company's Current Report on Form 8-K dated May 29, 1997.

      (j) The Company's Current Report on Form 8-K dated July 16, 1997.

      (k) The Company's Current Report on Form 8-K dated August 4, 1997.

      (l) The Company's Current Report on Form 8-K dated September 18, 1997.

      (m) The information in respect of the Common Stock under the caption "Description of Securities" contained in the Company's Post-Effective Amendment No. 2 on Form S-3 (Registration No. 33-54256) filed with the Commission on July 7, 1995 and declared effective on July 18, 1995.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 8.  EXHIBITS

            The following Exhibits are filed as part of this Registration
Statement:

            5     -  Opinion of Rosenman & Colin LLP.

            10.1  -  1992 Stock Option Plan (as amended through May 1996).

            23(a) -  Consent of Wiss & Company, LLP (included on page II-5).

            23(b) -  Consent of Rosenman & Colin LLP (included in Exhibit 5).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of November, 1997.

                                       CHROMATICS COLOR SCIENCES
                                          INTERNATIONAL, INC.
                                            (Registrant)



                                       By /s/ Darby S. Macfarlane
                                          --------------------------------------
                                          Darby S. Macfarlane
                                          Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                      Title                            Date
    ---------                      -----                            ----



/s/ Darby S. Macfarlane       Chairperson of the               November 26, 1997
-------------------------     Board; Chief Executive
Darby S. Macfarlane           Officer; Assistant
                              Treasurer; Director


/s/ David K. Macfarlane       Vice President, Research         November 26, 1997
-------------------------     and Development; Director
David K. Macfarlane


/s/ Leslie Foglesong          Secretary; Treasurer;            November 26, 1997
-------------------------     Director
Leslie Foglesong              (principal financial and
                              accounting officer)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated February 19, 1997, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc. and subsidiary included in the Annual Report on Form 10-KSB of Chromatics Color Sciences International, Inc. for the year ended December 31, 1996.



                                       WISS & COMPANY, LLP
                                       /s/ Wiss & Company

Livingston, New Jersey
October 28, 1997

                                  EXHIBIT INDEX

Document


5      -    Opinion of Rosenman & Colin LLP.

10.1   -    1992 Stock Option Plan (as amended through May 1996).

23(a) -     Consent of Wiss & Company, LLP (included on page II-5).

23(b) -     Consent of Rosenman & Colin LLP (included in Exhibit 5).